Exhibit 4.1

EXECUTION COPY

RIGHTS AGREEMENT

WALTER ENERGY, INC.

and

MELLON INVESTOR SERVICES LLC

as Rights Agent

Dated as of April 24, 2009

i

EXHIBITS

Exhibit A — Form of Certificate of Designations

Exhibit B — Form of Right Certificate

Exhibit C — Form of Summary of Rights

ii

INDEX OF DEFINED TERMS

Page
Acquiring Person	1
Affiliate	2
Associate	2
Authorized Officer	33
Beneficial Owner	2
Beneficial Ownership	2
beneficially own	2
Book-Entry	4
Business Day	4
close of business	4
Common Stock	4
Common Stock equivalents	19
Company	1
Current Value	19
Definitive Acquisition Agreement	4
Derivative Common Shares	4
Distribution Date	9
Equivalent Preferred Shares	20
Exchange Act	2
Exchange Ratio	38
Exempted Entity	5
Expiration Date	14
Final Expiration Date	5
fully financed	8
invalidation time	18
Junior Preferred Stock	5
Nasdaq	5
NYSE	5
Original Rights	3
Outside Meeting Date	37
Person	5
Principal Party	26
Purchase Price	14
Qualified Offer	5
Record Date	1
Redemption Date	14
Redemption Price	36
Redemption Resolution	36
Right	1
Right Certificate	10
Rights Agent	1
Rights Agreement	1
Section 11(a)(ii) Trigger Date	19
Securities Act	9
Security	21
Special Meeting	36
Special Meeting Notice	36
Special Meeting Period	36
Spread	19
Stock Acquisition Date	9
Subsidiary	9
Substitution Period	19
Summary of Rights	10
then outstanding	2
Trading Day	21

iii

RIGHTS AGREEMENT

Rights Agreement, dated as of April 24, 2009 (as amended, supplemented or otherwise modified from time to time, the “Rights Agreement”) between Walter Energy, Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”).

W I T N E S S E T H

WHEREAS, the Board of Directors of the Company has on February 27, 2009 authorized and declared a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock (as defined below) of the Company outstanding as of the close of business (as defined below) on April 23, 2009 (the “Record Date”), each Right representing the right to purchase one one-thousandth (subject to adjustment as provided herein) of a share of Junior Preferred Stock, upon the terms and subject to the conditions herein set forth, and the Board of Directors has further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1         Certain Definitions.  For purposes of this Rights Agreement, the following terms have the meaning indicated:

(a)   “Acquiring Person” shall mean any Person (as defined below) who or which shall be the Beneficial Owner (as defined below) of shares of Common Stock having 20% or more of the total voting power of all shares of Common Stock then outstanding, but shall not include an Exempted Entity (as defined below); provided, however, that if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person” has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned Common Stock having a percentage of the total voting power of all shares of Common Stock then outstanding that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Rights Agreement) and without any intention of changing or influencing control of the Company, then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Rights Agreement unless and until such Person shall have failed to divest itself, as soon as practicable, if the Company so requests, of Beneficial Ownership of a sufficient number of shares of Common Stock (or, in the case solely of Derivative Common Shares (as such term is hereinafter defined), such Person terminates the subject derivative transaction or transactions or disposes of the subject derivative security or securities, or establishes to the satisfaction of the Board of Director that such Derivative Common Shares are not held with any intention of changing or influencing control of the Company) so that such Person would no longer otherwise qualify as an “Acquiring Person”.  Notwithstanding the foregoing, (x) if a Person would be deemed an Acquiring Person upon the adoption of this Rights Agreement because of Beneficial Ownership of shares of Common Stock having 20% or more of the total voting power of all shares of Common Stock then outstanding, such Person will not be deemed an Acquiring Person for any purposes of this Rights Agreement unless and until such Person acquires Beneficial Ownership of additional shares of Common Stock after the date hereof (other than pursuant to a dividend or distribution paid in shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless upon becoming the Beneficial Owner of such additional shares of Common Stock, such person is not then the Beneficial Owner of shares of Common Stock having 20% or more of the total voting power of all shares of Common Stock then outstanding, and (y) no Person shall be deemed an “Acquiring Person” as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person such that such Person beneficially owns shares of Common Stock having 20% or more of the total voting power of all shares of Common Stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of shares of Common Stock having 20% or more of the total voting power of all shares of Common Stock then outstanding by reason of such share acquisitions by the Company and thereafter becomes the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an “Acquiring Person,” subject to the proviso set forth in the first sentence of this Section 1(a), unless upon the consummation of the acquisition of such additional shares of Common Stock such Person does not beneficially own shares of Common Stock having 20% or more of the total voting power of all shares of Common Stock then outstanding.  The phrase “then outstanding”, when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(b)   “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of the Agreement (the “Exchange Act”).

(c)   A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of and shall be deemed to “beneficially own” any securities:

(i)            which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Rights Agreement;

(ii)           which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (x) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (y) securities which such Person has a right to acquire on the exercise of Rights at any time prior to the time a Person becomes an Acquiring Person or (z) securities issuable upon exercise of Rights from and after the time a Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3 or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) or Section 11(n) with respect to an adjustment to the Original Rights; or (B) the right to vote pursuant to any agreement, arrangement or understanding, written or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii)          which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to this Section 1(c)(ii)(B)) or disposing of such securities of the Company; or

(iv)          which are the subject of a derivative transaction entered into by such Person, or derivative security acquired by such Person, which gives such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, without regard to whether (a) such derivative conveys any voting rights in such securities to such Person, (b) the derivative is required to be, or capable of being, settled through delivery of such securities, or (c) such Person may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of shares of Common Stock deemed Beneficially Owned by virtue of the operation of this Section 1(c)(iv), the subject Person shall be deemed to Beneficially Own (without duplication) the number of shares of Common Stock that are synthetically owned pursuant to such derivative transactions or such derivative securities. Such shares of Common Stock that are deemed so Beneficially Owned pursuant to the operation of this Section 1(c)(iv) shall be referred to herein as “Derivative Common Shares.”

provided, however, that (x) that nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition, and then only if such securities continue to be owned by such Person at such expiration of forty days; (y) no Person who is an officer, director, or employee of an Exempted Entity shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” any securities that are “beneficially owned” (as defined in this Section 1(c)), including, without limitation, in a fiduciary capacity, by an Exempted Entity or by any other such officer, director or employee of an Exempted Entity; and (z) a Person shall not be deemed the Beneficial Owner of, to have “Beneficial Ownership” of or to beneficially own, shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) held by such Person in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are beneficially owned by third Persons who are not Affiliates or Associates of such Person.

(d)   “Book-Entry” shall mean an uncertificated book-entry for the Company’s Common Stock.

(e)   “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York or the State of New Jersey are authorized or obligated by law or executive order to close.

(f)    “close of business” on any given date shall mean 5:00 P.M., New York, New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York, New York time, on the next succeeding Business Day.

(g)   “Common Stock” when used with reference to the Company shall mean, the common stock, par value $0.01 of the Company.  “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock (or, in the case of an unincorporated entity, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(h)   “Definitive Acquisition Agreement” shall mean any agreement entered into by the Company that is conditioned on the approval by the holders of not less than a majority of the voting power of the outstanding shares of Common Shock, at a meeting of stockholders with respect to (i) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including, without limitation, equity securities of its subsidiaries) of the Company.

(i)    “Exempted Entity” shall mean (1) the Company, (2) any Subsidiary (as defined below) of the Company (in the case of subclauses (1) and (2) including, without limitation, in its fiduciary capacity), (3) any employee benefit plan of the Company or of any Subsidiary of the Company, or (4) any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company.

(j)    “Final Expiration Date” shall mean April 23, 2012.

(k)   “Junior Preferred Stock” shall mean the Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the Certificate of Designations attached to this Rights Agreement as Exhibit A and, to the extent that there are not a sufficient number of shares of Junior Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Junior Preferred Stock.

(l)    “Nasdaq” shall mean The Nasdaq Stock Market’s National Market.

(m)  “NYSE” shall mean the New York Stock Exchange, Inc.

(n)   “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

(o)   “Qualified Offer” shall mean an offer determined by a majority of the Independent Directors to have each of following characteristics:

(i)            a fully-financed, all-cash tender offer, or an exchange offer offering shares of common stock of the offeror, or a combination thereof, in each such case for all of the outstanding shares of Common Stock at the same per-share consideration;

(ii)           an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;

(iii)          an offer whose per-share offer price exceeds the greatest of (x) the highest reported market price per share of the Common Stock, in the immediately preceding 24 months (provided that this clause (x) shall only be applicable to offers made on or prior to July 31, 2010), (y) the highest price per share of the Common Stock paid by the Person making the tender offer or any of its Affiliates during the 24 months immediately preceding the commencement of the tender offer or prior to the expiration of the tender offer and (z) the greater of (A) an amount that is 25% higher than the 12-month moving average share price (determined as of the Trading Day immediately preceding the commencement of such offer within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act as set forth below in this Section 1(o)) of the Common Stock and (B) an amount that is 25% higher than the closing price (as “closing price” is determined pursuant to Section 11(d)(i) below) per share of the Common Stock on the Trading Day immediately preceding the commencement of such offer within the meaning of Rule 14(d)(2)(a) of the General Rules and Regulations under the Exchange Act (provided that this clause (z) shall only be applicable to offers made after July 31, 2010); provided, however, that, if, at the time that any offer is commenced within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, any other offer that is a Qualified Offer has been commenced and remains open, the per share offer price with respect to such subsequent offer must equal or exceed the per share price with respect to such earlier Qualified Offer (in lieu of exceeding the thresholds set forth in clauses (A) and (B) above); provided, further, that, to the extent that an offer that includes common stock of the offeror, such per-share offer price with respect to such common stock of the offeror will be determined for purposes of the foregoing provision to be the average of the daily closing prices (as “closing price” is determined pursuant to Section 11(d)(i) below) per share for such common stock of the offeror for the 30 Trading Days immediately preceding the commencement of such offer within the meaning of Rule 14d-2(a) under the Exchange Act;

(iv)          an offer that, within twenty Business Days after the commencement date of the offer (or within ten Business Days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board of Directors of the Company rendering an opinion to the Board of Directors of the Company that the consideration being offered to the stockholders of the Company is either unfair or inadequate;

(v)           if the offer includes shares of common stock of the offeror, an offer pursuant to which (A) the offeror shall permit representatives of the Company (including a nationally-recognized investment banking firm retained by the Board of Directors of the Company and legal counsel and an accounting firm designated by the Company) to have access to such offeror’s books, records, management, accountants, financial advisors, counsel and any other appropriate outside advisors for the purposes of permitting such representatives to conduct a due diligence review of the offeror in order to permit the Board of Directors of the Company to evaluate the offer and make an informed decision and, if requested by the Board of Directors of the Company, to permit such investment banking firm (relying as appropriate on the advice of such legal counsel) to be able to render an opinion to the Board of Directors of the Company with respect to whether the consideration being offered to the stockholders of the Company is fair from a financial point of view and (B) within ten Business Days after such representatives of the Company (including a nationally-recognized investment banking firm retained by the Board of Directors of the Company and legal counsel and an accounting firm designated by the Company) shall have notified the Company and the offeror that it had completed such due diligence review to its satisfaction (or, following completion of such due diligence review, within ten Business Days after any increase in the consideration being offered), such investment banking firm does not render an opinion to the Board of Directors of the Company that the consideration being offered to the stockholders of the Company is either unfair or inadequate and such investment banking firm does not, after the expiration of such ten Business Day period, render an opinion to the Board of Directors of the Company that the consideration being offered to the stockholders of the Company has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or are reasonably likely to have an adverse effect on the value of the common stock of the offeror;

(vi)          an offer that is subject to only the minimum tender condition described below in Section 1(o)(ix) and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or other outside advisors of the Company;

(vii)         an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that the offer will remain open for at least 120 Business Days and, if a Special Meeting is duly requested in accordance with Section 23(b), for at least ten Business Days after the date of the Special Meeting or, if no Special Meeting is held within ninety Business Days following receipt of the Special Meeting Notice in accordance with Section 23(b), for at least ten Business Days following such ninety Business Day period;

(viii)        an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that, in addition to the minimum time periods specified above in Section 1(o)(vii), the offer, if it is otherwise to expire prior thereto, will be extended for at least twenty Business Days after any increase in the consideration being offered or after any bona fide alternative offer is commenced within the meaning of Rule 14d-2(a) under the Exchange Act; provided, however, that such offer need not remain open, as a result of Section 1(o)(vii) and this Section 1(o)(viii), beyond (A) the time that any other offer satisfying the criteria for a Qualified Offer is then required to be kept open under such Section 1(o)(vii) and this Section 1(o)(viii) or (B) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e—1 under the Exchange Act, of any other tender offer for the Common Stock with respect to which the Board of Directors of the Company has agreed to redeem the Rights immediately prior to acceptance for payment of Common Stock thereunder (unless such other offer is terminated prior to its expiration without any Common Stock having been purchased thereunder) or (C) one Business Day after the stockholder vote with respect to approval of any Definitive Acquisition Agreement has been officially determined and certified by the inspectors of elections;

(ix)           an offer that is conditioned on a minimum of at least two-thirds of the outstanding shares of the Common Stock not held by the Person making such offer (and such Person’s Affiliates and Associates) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

(x)            an offer pursuant to which the Company has received an irrevocable written commitment of the offeror to consummate, as promptly as practicable upon successful completion of the offer, a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any;

(xi)           an offer pursuant to which the Company and its stockholders have received an irrevocable, legally binding written commitment of the offeror that no amendments will be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering stockholder;

(xii)          an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, acting in such capacities, that (A) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer within the meaning of Rule 14d-2(a) under the Exchange Act, (B) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open, and (C) all required Exchange Act reports will be filed by the offeror in a timely manner during such period; and

(xiii)         if the offer includes non-cash consideration, (A) the non-cash portion of the consideration offered must consist solely of common stock of a Person that is a publicly-owned United States corporation, (B) such common stock must be freely tradable and listed or admitted to trading on either the NYSE or Nasdaq, (C) no stockholder approval of the issuer of such common stock is required to issue such common stock, or, if such approval is required, such approval has already been obtained, (D) no Person (including such Person’s Affiliates and Associates) beneficially owns 20% or more of the shares of common stock of the issuer then outstanding at the time of commencement of the offer or at any time during the term of the offer, (E) such issuer of such common stock has no other class of voting stock or other voting securities and (F) the issuer of such common stock meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act, including the filing of all required Exchange Act reports in a timely manner during the twelve calendar months prior to the date of commencement of such offer.

For the purposes of this definition of “Qualified Offer,” “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (1) firm, unqualified, legally binding, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions (for the avoidance of doubt it being understood that a provision relating to the sharing with a financing source of any break-up or termination fee shall be considered customary), (2) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable, legally binding, written commitment being provided by the offeror to the Board of Directors of the Company to maintain such availability until the offer is consummated or withdrawn or (3) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer.  If an offer becomes a Qualified Offer in accordance with this definition, but subsequently ceases to be a Qualified Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualified Offer and the provisions of Section 23(b) shall no longer be applicable to such offer, provided that the actual redemption of the Rights pursuant to Section 23(b) shall not have already occurred.

(p)   “Securities Act” shall mean the Securities Act of 1933, as amended.

(q)   “Stock Acquisition Date” shall mean the first date of public announcement (which for purposes of this definition shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.

(r)    “Subsidiary” of any Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.

Section 2.        Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon ten days’ prior notice to the Rights Agent.  The Rights Agent shall have no duty to supervise, and shall in no event be liable for the acts or omissions of any such co-Rights Agent.

Section 3.      Issuance of Right Certificates.  (a)  Until the close of business on the earlier of (i) the tenth day after the Stock Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Company’s Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempted Entity) of, or of the first public announcement of the intention of such Person (other than an Exempted Entity) to commence, a tender or exchange offer the consummation of which would result in any Person (other than an Exempted Entity) becoming the Beneficial Owner of shares of Common Stock having 20% or more of the total voting power of all shares of Common Stock then outstanding (including, in the case of both clause (i) and (ii), any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights) (the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the balances indicated in the Book-Entries registered in the names of the holders of Common Stock (which Book-Entries shall be deemed also to be Book-Entries for Rights) and not by separate Book-Entries or Right Certificates (as defined below) and the record holders of Common Stock represented by such Book-Entries shall be the record holders of Rights represented thereby, and (y) the Rights will be transferable only in connection with the transfer of Common Stock.  Until the earlier of the Distribution Date or the Expiration Date, the transfer on the registry books of the Rights Agent of any Common Stock represented by a Book-Entry shall also constitute the transfer of Rights associated with such shares of Common Stock.  As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Stock, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each share of

Common Stock so held.  As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates, and the Rights will be transferable only separately from the transfer of Common Stock.  The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the third Business Day next following.  Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(b)   As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Shares of Junior Preferred Stock, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by electronic mail or such other means as the Company may determine, to each record holder of Common Stock as of the close of business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address (including any electronic mail address) of such holder shown on the records of the Company; provided, however, the Company will send a copy of the Summary of Rights by first-class, postage-prepaid mail to each record holder who so requests upon receipt of the electronic mail.  With respect to shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights associated with such shares will be evidenced by the balances indicated in the Book-Entries registered in the names of the holders of the Common Stock and not by separate Book-Entries or Rights Certificates, and registered holders of Common Stock represented by such Book-Entries shall also be registered holders of the associated Rights.  Until the Distribution Date (or, if earlier, the Expiration Date), the transfer of any shares of Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

(c)   Rights shall be issued in respect of all shares of Common Stock issued or disposed of (including, without limitation, upon disposition of Common Stock out of treasury stock or issuance or reissuance of Common Stock out of authorized but unissued shares) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date.  If confirmations or written notices are sent to holders of shares of Common Stock in book-entry form, or if the Company issues certificated shares of Common Stock (including, without limitation, upon transfer of outstanding Common Stock, disposition of Common Stock out of treasury stock or issuance or reissuance of Common Stock out of authorized but unissued shares) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, such confirmations, written notices or certificates, as applicable, shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:

“The shares to which this certificate or written notice relates also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Walter Energy, Inc. and Mellon Investor Services LLC, as Rights Agent, dated as of April 24, 2009, as the same may be amended, supplemented or otherwise modified from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Walter Energy, Inc.  Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by the shares to which this statement relates.  Walter Energy, Inc. will mail to the holder of shares to which this statement relates a copy of the Rights Agreement without charge after receipt of a written request therefor.  Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person or any Affiliate or Associate thereof (as each such term is defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.”

With respect to shares of Common Stock in Book-Entry form for which there has been sent a confirmation or written notice containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with such shares of Common Stock shall be evidenced by the balances indicated in the Book-Entries registered in the names of the holders of the Common Stock and not by separate Book-Entries or Rights Certificates, and registered holders of such shares of Common Stock shall also be registered holders of the associated Rights, and the transfer of any such shares of Common Stock shall also constitute the transfer of the Rights associated with such shares of Common Stock. With respect to certificated shares, if any, such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.  In the event that the Company purchases or otherwise acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.

Notwithstanding this paragraph (c), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.

Section 4.                         Form of Right Certificates.  The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of NYSE or of any other stock exchange or automated quotation system on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Junior Preferred Stock as shall be set forth therein at the Purchase Price (as determined pursuant to Section 7), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

Section 5.      Countersignature and Registration.  (a)  The Right Certificates shall be executed on behalf of the Company by the Chief Executive Officer, the President, any of the Vice Presidents or the Treasurer of the Company, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

(b)   Following the Distribution Date, receipt by the Rights Agent of notice to that effect and all other relevant information referred to in Section 3(a), the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6.                         Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.  (a)  Subject to the provisions of this Rights Agreement, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder thereof to purchase a like number of one one-thousandths of a share of Junior Preferred Stock (or, following such time, other securities, cash or assets as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose.  The Right Certificates are transferable only on the registry books of the Rights Agent.  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Certificates until the registered holder thereof shall have (i) completed and signed the certificate contained in the form of assignment set forth on the reverse side of each such Right Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates as required by Section 9(e) hereof.  Thereupon the Rights Agent, subject to the provisions of this Rights Agreement, shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder.  The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice.  The Rights Agent shall have no duty or obligation under any Section of this Rights Agreement which requires the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(b)   Subject to the provisions of this Rights Agreement, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

(c)   Notwithstanding any other provision of this Rights Agreement to the contrary, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Rights Certificates.

Section 7.                         Exercise of Rights, Purchase Price; Expiration Date of Rights.  (a)  Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a share of Junior Preferred Stock (or other securities, cash or assets, as the case may be) as to which the Rights are exercised, and an amount equal to any tax or charge required to be paid under Section 9(e) hereof, by certified check, cashier’s check, bank draft or money order payable to the order of the Company, at any time which is both after the Distribution Date and at or prior to the time (the “Expiration Date”) that is the earliest of (i) the close of business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”) or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.  Except for those provisions herein which expressly survive the termination of this Rights Agreement, this Rights Agreement shall terminate at such time as the Rights are no longer exercisable hereunder.

(b)   The purchase price (the “Purchase Price”) shall be initially $150 for each one one-thousandth of a share of Junior Preferred Stock purchasable upon the exercise of a Right.  The Purchase Price and the number of shares of Junior Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7.

(c)   Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the aggregate Purchase Price for the number of shares of Junior Preferred Stock to be purchased and an amount equal to any applicable tax or charge required to be paid under Section 9(e) hereof, in cash or by certified check, cashier’s check, bank draft or money order payable to the order of the Company, subject to Section 20(j) hereof, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Junior Preferred Stock or make available if the Rights Agent is the transfer agent for the Junior Preferred Stock certificates (or make any entries in the book-entry account system of the transfer agent) for the number of one one-thousandth of a share of Junior Preferred Stock to be purchased (and the Company hereby irrevocably authorizes each such transfer agent to comply with all such requests), or (B) requisition from the depositary agent appointed by the Company depositary receipts representing interests in such number of shares of Junior Preferred Stock as are to be purchased, in which case certificates for the Junior Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent (and the Company hereby directs each such depositary agent to comply with such request), (ii) when necessary to comply with this Rights Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts (or confirmation or written notice that an entry has been made in the book-entry account system of the transfer agent), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when necessary to comply with this Rights Agreement, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

(d)   Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)   Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights or other securities upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and the Rights evidenced thereby and of the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request.

Section 8.                         Cancellation and Destruction of Right Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination, redemption or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.                         Reservation and Availability of Shares of Junior Preferred Stock.  (a)  The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Junior Preferred Stock or any shares of Junior Preferred Stock held in its treasury, the number of shares of Junior Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Rights Agreement.

(b)   So long as the shares of Junior Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock and other securities) issuable and deliverable upon the exercise of Rights may be listed or admitted to trading on the NYSE or listed on any other national securities exchange or quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on the NYSE or listed on any other exchange or quotation system upon official notice of issuance upon such exercise.

(c)   From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary to permit the issuance of shares of Junior Preferred Stock (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and other securities) upon the exercise of Rights, to register and qualify such shares of Junior Preferred Stock (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and other securities) under the Securities Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of (x) the date as of which the Rights are no longer exercisable for such securities and (y) the Expiration Date.  The Company may temporarily suspend, for a period of time not to exceed ninety days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective.  Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9(c) and give the Rights Agent a copy of such announcement.  Notwithstanding any provision of this Rights Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification or exemption in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

(d)   The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Junior Preferred Stock (and, following the time that a Person becomes an Acquiring Person, shares of Common Stock and other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

(e)   The Company further covenants and agrees that it will pay when due and payable taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Junior Preferred Stock (or shares of Common Stock or other securities) upon the exercise of Rights.  The Company shall not, however, be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts (or entry in the book-entry account system of the transfer agent) for the Junior Preferred Stock (or shares of Common Stock or other securities) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts (or enter in the book-entry account system of the transfer agent) for the Junior Preferred Stock (or shares of Common Stock or other securities) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by that holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s satisfaction that no such tax or charge is due.

Section 10.                   Junior Preferred Stock Record Date.  Each Person in whose name any certificate (or entry in the book-entry account system) of Junior Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Junior Preferred Stock represented thereby on, and such certificate or book-entry, shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was duly made; provided, however, that if the date of such surrender and payment is a date upon which the Junior Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate or book-entry, shall be dated, the next succeeding Business Day on which such transfer books are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Junior Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.                   Adjustment of Purchase Price, Number and Kind of Shares and Number of Rights.  The Purchase Price, the number of shares of Junior Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)   (i)  In the event the Company shall at any time after the date of this Rights Agreement (A) declare a dividend on the Junior Preferred Stock payable in shares of Junior Preferred Stock, (B) subdivide the outstanding shares of Junior Preferred Stock, (C) combine the outstanding shares of Junior Preferred Stock into a smaller number of shares of Junior Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the shares of Junior Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, as the case may be, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Junior Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(ii)           Subject to Section 24 of this Rights Agreement and except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii), in the event that any Person becomes an Acquiring Person, each holder of a Right shall thereafter have the right to receive, upon exercise thereof at a price equal to the then-current Purchase Price, in accordance with the terms of this Rights Agreement and in lieu of shares of Junior Preferred Stock, such number of shares of Common Stock (or at the option of the Company, such number of one one-thousandths of a share of Junior Preferred Stock) as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-thousandths of a share of Junior Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the then-current per share market price of the Common Stock (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right (or at the option of the Company, such number of one one-thousandths of a share of Junior Preferred Stock) shall thereafter be subject to further adjustment as appropriate in accordance with Section 11(f) hereof.  Notwithstanding anything in this Rights Agreement to the contrary, however, from and after the time (the “invalidation time”) when any Person first becomes an Acquiring Person, any Rights that are beneficially owned by (x) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (y) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the invalidation time or (z) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding, written or otherwise, regarding the transferred Rights or (II) a transfer that the Board of Directors has determined is part of a plan, arrangement or understanding, written or otherwise, which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Rights Agreement.  The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.  From and after the invalidation time, no Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become null and void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this paragraph shall be cancelled.  From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11(a)(ii).  The Company shall give the Rights Agent written notice of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Rights Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.

(iii)          The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) such number or fractions of shares of Junior Preferred Stock having an aggregate current market value equal to the current per share market price of a share of Common Stock.  In the event that there shall be an insufficient number of shares of Common Stock authorized but unissued (and unreserved) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board of Directors shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party (A) determine the excess of (x) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the “Current Value”) over (y) the then-current Purchase Price multiplied by the number of one one-thousandths of shares of Junior Preferred Stock for which a Right was exercisable immediately prior to the time that the Acquiring Person became such (such excess, the “Spread”), and (B) with respect to each Right (other than Rights which have become null and void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with subparagraph (ii) upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in such Purchase Price, (3) shares of Junior Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board of Directors to have substantially the same value as the shares of Common Stock (such shares or fractions of shares of preferred stock or other equity securities are hereinafter referred to as “Common Stock equivalents”), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors upon the advice of a nationally recognized investment banking firm selected in good faith by the Board of Directors; provided, however, if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty days following the date that the Acquiring Person became such (the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Junior Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.  If within the thirty day period referred to above the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors so elects, such thirty day period may be extended to the extent necessary, but not more than ninety days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty day period, as it may be extended, is hereinafter called the “Substitution Period”).  To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof.  In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  For purposes of this Section 11(a)(iii), the value of the shares of Common Stock shall be the current per share market price (as determined pursuant to Section 11(d) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any Common Stock equivalent shall be deemed to equal the current per share market price of the Common Stock (as determined pursuant to Section 11(d)).  The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

(b)   In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Junior Preferred Stock entitling them (for a period expiring within forty-five calendar days after such record date) to subscribe for or purchase Junior Preferred Stock or shares having similar rights privileges and preferences as the Junior Preferred Stock (“Equivalent Preferred Shares”)) or securities convertible into Junior Preferred

Stock or Equivalent Preferred Shares at a price per share of Junior Preferred Stock or Equivalent Preferred Shares (or having a conversion price per share, if a security convertible into shares of Junior Preferred Stock or Equivalent Preferred Shares) less than the then-current per share market price of the Junior Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Junior Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of shares of Junior Preferred Stock and Equivalent Preferred Shares which the aggregate offering price of the total number of such shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Junior Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of additional shares of Junior Preferred Stock and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a written statement filed with the Rights Agent and which shall be binding on the Rights Agent.  Shares of Junior Preferred Stock and Equivalent Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)   In case the Company shall fix a record date for the making of a distribution to all holders of the Junior Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Junior Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Junior Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company whose determination shall be described in a written statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of such assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Junior Preferred Stock, and the denominator of which shall be such current per share market price of the Junior Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)   (i) Except as otherwise provided herein, for the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of thirty Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by (w) the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, (x) if the Security is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if (y) the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, (z) if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company.  The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.  For the purpose of any computation hereunder, if any Security of the Company is not publicly traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a written statement filed with the Rights Agent and shall be binding on the Rights Agent.

(ii)           For the purpose of any computation hereunder, if the Junior Preferred Stock is publicly traded, the “current per share market price” of the Junior Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i).  If the Junior Preferred Stock is not publicly traded but the Common Stock is publicly traded, the “current per share market price” of the Junior Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock, as determined pursuant to Section 11(d)(i), multiplied by one thousand (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof).  If neither the Common Stock nor the Junior Preferred Stock is publicly traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a written statement filed with the Rights Agent and shall be binding on the Rights Agent.

(e)   No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments not required to be made by reason of this Section 11(e) shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share or security, as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

(f)    If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Junior Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Junior Preferred Stock contained in Section 11(a), 11(b), 11(c), 11(e), 11(h), 11(i) and 11(m) and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Junior Preferred Stock shall apply on like terms to any such other shares.

(g)   All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Junior Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)   Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Junior Preferred Stock (calculated to the nearest one ten-thousandth of a share of Junior Preferred Stock) obtained by (i) multiplying (x) the number of one one-thousandths of a share of Junior Preferred Stock purchasable upon the exercise of a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)    The Company may elect on or after the date of any adjustment of the Purchase Price pursuant to Sections 11(b) or 11(c) hereof to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a share of Junior Preferred Stock purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Junior Preferred Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled as a result of such adjustment.  Right Certificates so to be distributed shall be issued, executed and delivered by the Company, and countersigned and delivered by the Rights Agent, in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)    Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Junior Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a share of Junior Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

(k)   Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Junior Preferred Stock or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Junior Preferred Stock or other such shares at such adjusted Purchase Price.

(l)    In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Junior Preferred Stock, Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Junior Preferred Stock, Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)  Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Junior Preferred Stock, issuance (wholly for cash) of any shares of Junior Preferred Stock at less than the current market price, issuance (wholly for cash) of Junior Preferred Stock or securities which by their terms are convertible into or exchangeable for Junior Preferred Stock, dividends on Junior Preferred Stock payable in shares of Junior Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Junior Preferred Stock shall not be taxable to such stockholders.

(n)   Notwithstanding anything in this Rights Agreement to the contrary, in the event that at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

(o)   The Company agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Sections 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

Section 12.     Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event which causes Rights to become null and void) occurs as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment or describing such event, and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock or the Junior Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof (if so required under Section 25 hereof) and Section 26 hereof.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

Section 13.     Consolidation, Merger or Sale or Transfer of Assets or Earnings Power.  (a)  In the event, directly or indirectly, at any time after any Person has become an Acquiring Person, (i) the Company shall merge with and into any other Person (other than one or more of its wholly-owned Subsidiaries), (ii) any Person (other than one or more of its wholly-owned Subsidiaries), shall consolidate with the Company, or any Person (other than one or more of its wholly-owned Subsidiaries), shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or of the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating to 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly-owned Subsidiaries), then, and in each such case, proper provision shall be made so that:

(A) each holder of record of a Right (other than Rights which have become null and void pursuant to Section 11(a)(ii)) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then-current Purchase Price multiplied by the number of one one-thousandths of a share of Junior Preferred Stock for which a Right was exercisable (whether or not such Right was then exercisable) immediately prior to the time that any Person first became an Acquiring Person (each as subsequently adjusted thereafter pursuant to Section 11(a)(i), 11(b), 11(c), 11(f), 11(h), 11(i) and 11(m)), in accordance with the terms of this Rights Agreement and in lieu of Junior Preferred Stock, such number of validly issued, fully paid and non-assessable and freely tradeable shares of Common Stock of the Principal Party (as defined below) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then-current Purchase Price by the number of one one-thousandths of a share of Junior Preferred Stock for which a Right was exercisable immediately prior to the time that any Person first became an Acquiring Person (as subsequently adjusted thereafter pursuant to Section 11(a)(i), 11(b), 11(c), 11(f), 11(h), 11(i) and 11(m)) and (2) dividing that product by 50% of the then-current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; provided that the Purchase Price and the number of shares of Common Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in Section 11(f) of this Rights Agreement to reflect any events occurring in respect of such Principal Party after the date of such consolidation, merger, sale or transfer;

(B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement;

(C) the term “Company” as used herein shall thereafter be deemed to refer to such Principal Party; and

(D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of its Common Stock) in connection with such consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

(b)   “Principal Party” shall mean:

(i)            in the case of any transaction described in clauses (i) or (ii) of the first sentence of Section 13(a) hereof:  (A) the Person that is the issuer of the securities into which the shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and

(ii)           in the case of any transaction described in clause (iii) of the first sentence in Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding;

provided, however, that in any such case described in the foregoing clause (b)(i) or (b)(ii), if the Common Stock of such Person is not at such time or has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, and the Common Stock of all of such persons have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

(c)   The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) hereof unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Rights Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:

(i)            prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, and similarly comply with applicable state securities laws;

(ii)           use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the NYSE or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the NYSE or such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the NYSE or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be reported by such other system then in use;

(iii)          deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

(iv)          obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

(d)   In case the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock or Common Stock equivalents of such Principal Party at less than the then-current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock or Common Stock equivalents of such Principal Party at less than such then-current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e)   The Company covenants and agrees that it shall not, at any time after a Person first becomes an Acquiring Person enter into any transaction of the type contemplated by Sections 13(a)(i)-(iii) hereof if (x) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

Section 14.     Fractional Rights and Fractional Shares.  (a)  The Company shall not be required to issue fractions of Rights (except prior to the Distribution Date in accordance with Section 11(n) hereof) or to distribute Right Certificates which evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by (w) the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, (x) if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, (y) if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, (z) if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company.  If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

(b)   The Company shall not be required to issue fractions of shares of Junior Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Junior Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Junior Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Junior Preferred Stock).  Interests in fractions of Junior Preferred Stock in integral multiples of one one-thousandth of a share of Junior Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Junior Preferred Stock represented by such depositary receipts.  In lieu of fractional shares of Junior Preferred Stock that are not integral multiples of one one-thousandth of a share of Junior Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised for shares of Junior Preferred Stock as herein provided an amount in cash equal to the same fraction of the current market value of one share of Junior Preferred Stock.  For the purposes of this Section 14(b), the current market value of a share of Junior Preferred Stock shall be the closing price of a share of Junior Preferred Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)   The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exercise or exchange of Rights.  In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates at the time such Rights are exercised or exchanged for shares of Common Stock as herein provided an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock (as determined in accordance with Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise or exchange.

(d)   The holder of a Right by the acceptance of the Right expressly waives the right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right (except as provided above).

(e)   Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments.  The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Rights Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15.     Rights of Action.  All rights of action in respect of this Rights Agreement, excepting the rights of action given to the Rights Agent under Section 18 and Section 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), on such holder’s own behalf and for such holder’s own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Common Stock) in the manner provided in such Right Certificate and in this Rights Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Company of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations by the Company of the obligations of any Person subject to, this Rights Agreement.

Notwithstanding anything in this Rights Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of the Company’s or the Rights Agent’s inability to perform any of their respective obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

Section 16.     Agreement of Right Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(i)            prior to the Distribution Date, the Rights shall be evidenced by the Book-Entries representing shares of Common Stock registered in the name of the holders of Common Stock, which Book-Entries representing shares of Common Stock shall also constitute certificates for Rights, and not by separate Rights Certificates, and each Right will be transferable only in connection with the transfer of shares of the Common Stock;

(ii)           after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

(iii)          the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e) hereof, shall be affected by any notice to the contrary.

Section 17.     Right Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Junior Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

Section 18.     Concerning the Rights Agent.  (a)  The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Rights Agreement.  The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.  The provisions of this Section 18 and Section 20 below shall survive the termination of this Rights Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

(b)   The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Rights Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate for the Junior Preferred Stock or Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

Section 19.     Merger or Consolidation or Change of Rights Agent.  (a)  Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor

Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of such successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

(b)   In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

Section 20.     Duties of Rights Agent.  The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Rights Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)   The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it and in accordance with such advice or opinion.

(b)   Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including without limitation, the identity of an Acquiring Person and the determination of the current per share market price of any security) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer, President, any Vice President, the Treasurer or the Secretary of the Company (each, an “Authorized Officer”) and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Rights Agreement in reliance upon such certificate.

(c)   The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).  Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.  Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

(d)   The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)   The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 and 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 12 hereof, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Junior Preferred Stock or other securities to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Junior Preferred Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)    The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

(g)   The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be one of the Authorized Officers, and to apply to such Authorized Officers for advice or instructions in connection with its duties, such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such Authorized Officer or for any delay in acting while waiting for those instructions.  The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such Authorized Officer.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective.  The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any Authorized Officer of the Company actually receives such application, unless any such Authorized Officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

(h)   The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Rights Agreement.  Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(i)    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(j)    If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(k)   No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

Section 21.     Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon thirty days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock or the Junior Preferred Stock known to the Rights Agent by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon thirty days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or the Junior Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of thirty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (A) a Person organized and doing business under the laws of the United States or any State thereof, which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (B) an affiliate of such Person described in clause (A) of this sentence.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or the Junior Preferred Stock, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.     Issuance of New Right Certificates.  Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such forms as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement.  In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company may with respect to shares of Common Stock so issued or sold pursuant to (i) the exercise of stock options, (ii) under any employee plan or arrangement, (iii) the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (iv) a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.

Section 23.     Redemption.  (a)  The Board of Directors of the Company may, at any time prior to such time as any Person first becomes an Acquiring Person, redeem all but not less than all the then-outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the “Redemption Price”).  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.  The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current market price of the Common Stock at the time of redemption as determined pursuant to Section 11(d) hereof) or any other form of consideration deemed appropriate by the Board of Directors.

(b)   If the Company receives a Qualified Offer and the Board of Directors of the Company has not redeemed the outstanding Rights or exempted such offer from the terms of this Rights Agreement or called a special meeting of stockholders for the purpose of voting on whether or not to exempt such Qualified Offer from the terms of this Rights Agreement, in each case by the end of the ninety Business Days following the commencement of such Qualified Offer, and if the Company receives, not earlier than ninety Business Days nor later than 120 Business Days following the commencement of such Qualified Offer, a written notice complying with the terms of this Section 23(b) (the “Special Meeting Notice”), properly executed by the holders of record outstanding shares of Common Stock having 10% or more of the total voting power of all shares of Common Stock then outstanding (or their duly authorized proxy) (excluding shares of Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates), directing the Board of Directors of the Company to submit to a vote of stockholders at a special meeting of the stockholders of the Company (a “Special Meeting”) a resolution authorizing the redemption of all, but not less than all, of the then outstanding Rights at the Redemption Price (the “Redemption Resolution”), then the Board of Directors of the Company shall take such actions as are necessary or desirable to cause the Redemption Resolution to be submitted to a vote of stockholders within ninety Business Days following receipt by the Company of the Special Meeting Notice (the “Special Meeting Period”), including by including a proposal relating to adoption of the Redemption Resolution in the proxy materials of the Company for the Special Meeting; provided, however, that if the Company, at any time during the Special Meeting Period and prior to a vote on the Redemption Resolution, enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any Special Meeting called in connection therewith may be cancelled) if the Redemption Resolution will be separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement.  For purposes of a Special Meeting Notice, to the full extent permitted by applicable law, the record date for determining eligible holders of record of the Common Stock shall be the ninetieth Business Day following the commencement of a Qualified Offer.  Any Special Meeting Notice must be delivered to the Secretary of the Company at the principal executive offices of the Company and must set forth, as to the stockholders of record executing such Special Meeting Notice, (i) the name and address of such stockholders, as they appear on the Company’s books and records, (ii) the number of shares of Common Stock that are owned of record by each of such stockholders and (iii) in the case of Common Stock that is owned beneficially by another Person, an executed certification by the holder of record that such holder has executed such Special Meeting Notice only after obtaining instructions to do so from such beneficial owner.  Subject to the requirements of applicable law, the Board of Directors of the Company may take a position in favor of or opposed to the adoption of the Redemption Resolution, or no position with respect to the Redemption Resolution, as it determines to be appropriate in the exercise of its fiduciary duties.  In the event that (A) no Person has become an Acquiring Person prior to the effective date of redemption referred to below in this sentence, (B) the Qualified Offer continues to be a Qualified Offer prior to the last day of the Special Meeting Period (the “Outside Meeting Date”) and (C) either (1) the Special Meeting is not held on or prior to the ninetieth Business Day following receipt of the Special Meeting Notice or (2) at the Special Meeting at which a quorum is present, the holders of shares of Common Stock outstanding as of the record date for the Special Meeting selected by the Board of Directors of the Company (excluding shares of Common Stock beneficially owned by the Person making the Qualified Offer and such Person’s Affiliates and Associates) having a majority of the total voting power of all such shares of Common Stock, shall vote in favor of the Redemption Resolution, then all of the Rights shall be deemed redeemed at the Redemption Price by such failure to hold the Special Meeting or as a result of the adoption of the Redemption Resolution by the stockholders of the Company (or the Board of Directors of the Company shall take such other action as may be necessary to prevent the existence of the Rights from interfering with the consummation of the Qualified Offer), such redemption to be effective, as the case may be, (x) as of the close of business on the Outside Meeting Date if a Special Meeting is not held on or prior to such date or (y) if a Special Meeting is held on or prior to the Outside Meeting Date, as of the date on which the results of the vote adopting the Redemption Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting.

(c)   Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(a) or the effectiveness of a redemption of the Rights pursuant to Section 23(b), in either case, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price.  The Company shall promptly give public notice of any such redemption (with prompt written notice to the Rights Agent); provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Within ten days after such action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(a) or Section 23(b), the Company shall mail a notice of redemption to all the holders of the then-outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. The failure to give notice required by this Section 23(c) or any defect therein shall not affect the validity of the action taken by the Company.

(d)   In the case of a redemption under Section 23(a) hereof, the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock, and upon such action, all outstanding Rights Certificates shall be null and void without any further action by the Company.

Section 24.     Exchange.  (a)  The Board of Directors of the Company may, at its option, at any time after any Person first becomes an Acquiring Person, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have not become effective or that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock (or one one-thousandth of a share of Junior Preferred Stock, at an exchange ratio of one share of Common Stock (or one one-thousandth of a share of Junior Preferred Stock) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the “Exchange Ratio”).  Notwithstanding the foregoing, the Board of

Directors shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of shares of Common Stock having 50% or more of the total voting power of all shares of Common Stock then outstanding.  From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a).  The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

(b)   Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c)   The Company may at its option substitute and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued (and unreserved) to permit an exchange of Rights as contemplated in accordance with this Section 24, the Company shall substitute, to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Junior Preferred Stock or fraction thereof (or Equivalent Preferred Shares as such term is defined in Section 11(b)) such that the current per share market price (determined pursuant to Section 11(d) hereof) of one share of Junior Preferred Stock (or Equivalent Preferred Share) multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock (determined pursuant to Section 11(d) hereof) as of the date of such exchange.

Section 25.     Notice of Certain Events.  (a)  In case the Company shall at any time after the earlier of the Distribution Date or the Stock Acquisition Date propose (i) to pay any dividend payable in stock of any class to the holders of its Junior Preferred Stock or to make any other distribution to the holders of its Junior Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Junior Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Junior Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Junior Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding Junior Preferred Stock), (iv) to effect the liquidation, dissolution or winding up of the Company, or (v) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution or offering of rights or warrants, or the date on which such liquidation, dissolution, reclassification, subdivision, combination, consolidation or winding up is to take place and the date of participation therein by the holders of the Common Stock and/or Junior Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of the Common Stock and/or Junior Preferred Stock for purposes of such action, and in the case of any such other action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Junior Preferred Stock, whichever shall be the earlier.

(b)   In case any event described in Section 11(a)(ii) or Section 13 shall occur then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate (or if occurring prior to the Distribution Date, the holders of the Common Stock) in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) and Section 13 hereof.

Section 26.     Notices.  Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by next-day courier or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Walter Energy, Inc.
4211 W. Boy Scout Boulevard
Tampa, Florida 33607
Attention:  General Counsel

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by next-day courier or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Mellon Investor Services LLC
480 Washington Boulevard, 29th Floor

Jersey City, NJ 07310
Attention:  Kayur D. Patel

with a copy to:

Mellon Investor Services LLC

480 Washington Boulevard

Jersey City, NJ 07310

Attention:  General Counsel

Facsimile:  (201) 680-4610

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by next-day courier or first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.     Supplements and Amendments.  Except as otherwise provided in this Section 27, for so long as the Rights are then redeemable, the Company (by action of its Board of Directors) may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Rights Agreement in any respect without the approval of any holders of the Rights.  At any time when the Rights are no longer redeemable, except as otherwise provided in this Section 27, the Company (by action of its Board or Directors) may, and the Rights Agent shall, if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person an Affiliate or Associate of an Acquiring Person, or any person whose Rights have become null and void pursuant to Section 11(a)(ii)), and no such amendment may cause the Rights again to become redeemable or cause this Rights Agreement again to become amendable other than in accordance with this sentence.  Notwithstanding anything contained in this Rights Agreement to the contrary, no supplement or amendment shall be made which decreases the Redemption Price.  Upon the delivery of a certificate from an appropriate officer of the Company and, if requested by the Rights Agent, an opinion of counsel, that states that the proposed supplement or amendment complies with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.  Notwithstanding anything contained in this Rights Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Rights Agreement.  Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

Section 28.     Successors.  All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.     Benefits of this Rights Agreement.  Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights

Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

Section 30.     Determinations and Actions by the Board of Directors.  The Board of Directors of the Company shall have the exclusive power and authority to administer this Rights Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including, without limitation, a determination to redeem or not redeem the Rights, to exchange or not exchange the Rights, or to amend this Rights Agreement).  All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights.  The Rights Agent is entitled always to assume the Company’s Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 31.     Severability.  If any term, provision, covenant or restriction of this Rights Agreement or applicable to this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Rights Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Rights Agreement would adversely affect the purpose or effect of this Rights Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated (with prompt notice to the Rights Agent) and shall not expire until the close of business on the tenth Business Day following the date of such determination by the Board.  Without limiting the foregoing, if any provision requiring a specific group of Directors of the Company to act is held to by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws.

Section 32.     Governing Law.  This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the state of New York applicable to contracts made and to be performed entirely within such state, without regard to the principles or rules concerning conflicts of laws which might otherwise require application of the substantive laws of another jurisdiction.

Section 33.     Counterparts.  This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34.     Descriptive Headings.  Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed and attested, all as of the day and year first above written.

WALTER ENERGY, INC.

Attest:	/s/ Catherine C. Bona	By:	/s/
		Name:	Victor P. Patrick
		Title:	Vice Chairman

MELLON INVESTOR SERVICES LLC

Attest:	/s/Lee Kowalsky	By:	/s/
		Name:	Margaret B. Loyd
		Title:	Relationship Manager

EXHIBIT A

FORM

OF

CERTIFICATE OF DESIGNATIONS

OF

JUNIOR PARTICIPATING PREFERRED STOCK

OF

WALTER ENERGY, INC.

(Pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

Walter Energy, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Company as required by Section 151 of the General Corporation Law of the State of Delaware (the “General Corporation Law”) on February 27, 2009, which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company (hereinafter being referred to as the “Board of Directors” or the “Board”) in accordance with the provisions of the Company’s Second Amended Restated Certificate of Incorporation (as amended, hereinafter being referred to as the “Certificate of Incorporation”), and Section 151(g) of the General Corporation Law, the Board of Directors hereby creates, authorizes and provides for the issuance of a series of preferred stock, par value $0.01 per share, of the Company, to be designated the “Junior Participating Preferred Stock” and hereby adopts the resolution establishing the number of shares, voting powers and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series as set forth below:

Section 1.     Designation and Amount.  The shares of Junior Participating Preferred Stock shall be designated as “Junior Participating Preferred Stock” (the “Junior Preferred Stock”) and the number of shares constituting the Junior Preferred Stock shall be 2,000,000.  Such numbers of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the numbers of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Junior Preferred Stock.

Section 2.     Dividends and Distributions

(A)          Subject to the rights of the holders of any shares of any series of preferred stock of the Company (the “Preferred Stock”) (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and of any other stock of the Company ranking junior to the Junior Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July, and October in each year (each such date being referred to herein as a “Dividend Payment Date”), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock (the “Issue Date”), in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock.  In the event the Company shall at any time after the Issue Date declare any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           The Company shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $1 per share on the Junior Preferred Stock shall nevertheless be payable, when, as and if declared, on such subsequent Dividend Payment Date.

(C)           Dividends shall begin to accrue and be cumulative, whether or not earned or declared, on outstanding shares of Junior Preferred Stock from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment

Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty days prior to the date fixed for the payment thereof.

Section 3.     Voting Rights.  The holders of shares of Junior Preferred Stock shall have the following voting rights:

(A)          Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in the Certificate of Incorporation or required by law, each share of Junior Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters upon which the holders of the Common Stock of the Company are entitled to vote.  In the event the Company shall at any time after the Issue Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           Except as otherwise provided herein, in the Certificate of Incorporation or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, and except as otherwise required by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(C)           Except as set forth herein, or as otherwise provided by law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(D)          If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Junior Preferred Stock are in default, the number of directors constituting the Board of Directors of the Company shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Company, the holders of record of the Junior Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Junior Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Company, the holders of any Junior Preferred Stock being entitled to cast a number of votes per share of Junior Preferred Stock as is specified in paragraph (A) of this Section 3.  Each such additional director shall serve until the next annual meeting of stockholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(D).  Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(D) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Junior Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Junior Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(D) shall be in addition to any other voting rights granted to the holders of the Junior Preferred Stock in this Section 3.

Section 4.     Certain Restrictions.

(A)          Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not earned or declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Company shall not:

i.                  declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

ii.               declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

iii.            redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Junior Preferred Stock or rights, warrants or options to acquire such junior stock; or

iv.           redeem or purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)           The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.     Reacquired Shares.  Any shares of Junior Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other certificate of designation creating series of Preferred Stock, or as otherwise restricted by law.

Section 6.     Liquidation, Dissolution or Winding Up.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of the Common Stock or of shares of any other stock of the Company ranking junior, upon liquidation, dissolution or winding up, to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  In the event, however, that there are not sufficient assets available to permit payment in full of the Junior Preferred Stock liquidation preference and the liquidation preferences of all other classes and series of stock of the Company, if any, that rank on a parity with the Junior Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Junior Preferred Stock and the holders of such parity shares in the proportion to their respective liquidation preferences.  In the event the Company shall at any time after the Issue Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Neither the merger or consolidation of the Company into or with another entity nor the merger or consolidation of any other entity into or with the Company (nor the sale of all or substantially all of the assets of the Company) shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 6.

Section 7.     Consolidation, Merger, etc.  In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, exchanged or converted.  In the event the Company shall at any time after the Issue Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.     No Redemption.  The shares of Junior Preferred Stock shall not be redeemable from any holder.

Section 9.     Rank.  The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, junior to all other series of Preferred Stock and senior to the Common Stock.

Section 10.     Amendment.  If any proposed amendment (either directly or indirectly, or through merger, consolidation or otherwise) to the Certificate of Incorporation (including this Certificate of Designations) would alter, change or repeal any of the preferences, powers or special rights given to the Junior Preferred Stock so as to affect the Junior Preferred Stock adversely, then the holders of the Junior Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of the Junior Preferred Stock, voting separately as a class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the General Corporation Law of the State of Delaware.

Section 11.     Fractional Shares.  Junior Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Junior Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Company by                              , [Title of Signatory] of the Company on                        , 2009.

Name:
Title:

EXHIBIT B

FORM OF RIGHT CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER APRIL 23, 2012 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS.  THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

Right Certificate

WALTER ENERGY, INC.

This certifies that                        or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April 24, 2009 as the same may be amended from time to time (the “Rights Agreement”), between Walter Energy, Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on April 23, 2012 at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Junior Participating Preferred Stock, par value $0.01 per share (the “Junior Preferred Stock”), at a purchase price of $150 per one one-thousandths of a share of Junior Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a share of Junior Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 27, 2009, based on the Junior Preferred Stock as constituted at such date.

As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a share of Junior Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Rights Agreement are on file at the principal executive offices of the Company.  The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Junior Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.01 per Right or (ii) may be exchanged in whole or in part for shares of Junior Preferred Stock or shares of the Company’s Common Stock.

No fractional shares of Junior Preferred Stock or Common Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of Junior Preferred Stock which are integral multiples of one one-thousandths of a share of Junior Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Junior Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.  Dated as of                                , 2009.

ATTEST:	WALTER ENERGY, INC.

By:	By:

Countersigned:

,
MELLON INVESTOR SERVICES LLC,
as Rights Agent

By:
Authorized Signatory

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfer unto ______________________________

______________________________________________________________________________________

(Please print name and address of transferee)

______________________________________________________________________________________

Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________________ Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.

Dated: ___________________________,_____

Signature

Signature Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Form of Reverse Side of Right Certificate — continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

Rights represented by the Rights Certificate)

To the Rights Agent:

The undersigned hereby irrevocably elects to exercise ________________________Rights represented by this Right Certificate to purchase the shares of Junior Preferred Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such shares of Junior Preferred Stock (or other securities or property) be issued in the name of:

____________________________________________________________________________

(Please print name and address)

____________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number: _____________________________________________________

____________________________________________________________________________

(Please print name and address)

____________________________________________________________________________

Dated:  ___________________________,_____,

Signature
(Signature must conform to holder specified on Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Form of Reverse Side of Right Certificate — continued

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

EXHIBIT C

UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

SUMMARY OF RIGHTS TO PURCHASE

JUNIOR PARTICIPATING PREFERRED STOCK

On February 27, 2009 the Board of Directors of Walter Energy, Inc., a Delaware corporation (the “Company”), declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”).  The dividend is payable on April 23, 2009 to the stockholders of record as of the close of business on April 23, 2009 (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a fully paid non-assessable share of Junior Participating Preferred Stock, par value $0.01 per share (the “Junior Preferred Stock”), of the Company at a price of $150 per share (as the same may be adjusted, the “Purchase Price”).  The description and terms of the Rights are set forth in a Rights Agreement, dated as of April 24, 2009 (as the same may be amended from time to time, the “Rights Agreement”), between the Company and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Rights Agreement.

Until the close of business on the earlier of (i) the tenth day after the first date of a public announcement that a person (other than an Exempted Entity (as defined below)) or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of shares of Common Stock (which includes for this purpose stock referenced in derivative transactions and securities) having 20% or more of the total voting power of all shares of Common Stock then outstanding or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of commencement of, or the first public announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person (other than an Exempted Entity) or group of shares of Common Stock having 20% or more of the total voting power of all shares of Common Stock then outstanding (the earlier of such dates being herein referred to as the “Distribution Date”), the Rights will be evidenced by the balances indicated in the book-entry account system of the transfer agent for the Common Stock registered in the names of the holders of the Common Stock.  A Person who beneficially owns shares of Common Stock having 20% or more of the total voting power of all shares of Common Stock then outstanding upon the adoption of the Rights Agreement will not be considered an Acquiring Person unless and until such Person acquires beneficial ownership of additional shares of Common Stock after the date of adoption of the Rights Agreement (other than pursuant to a dividend or distribution paid in shares of Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless upon becoming beneficial owner of such additional shares of Common Stock, such person is not then beneficial owner of shares of Common Stock having 20% or more of the total voting power of all shares of Common Stock then outstanding.

“Exempted Entity” shall mean (1) the Company, (2) any Subsidiary (as defined below) of the Company (in the case of subclauses (1) and (2) including, without limitation, in its fiduciary capacity), (3) any employee benefit plan of the Company or of any Subsidiary of the Company, or (4) any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable only in connection with the transfer of Common Stock.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any shares of Common Stock outstanding as of the Record Date, even without a notation incorporating the Rights Agreement by reference or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock as evidenced by the balances indicated in the book-entry account system of the transfer agent for Common Stock registered in the names of holders of Common Stock.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire on April 23, 2012 (the “Final Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

The Purchase Price payable, and the number of shares of Junior Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Stock, (ii) upon the grant to holders of the Junior Preferred Stock of certain rights or warrants to subscribe for or purchase Junior Preferred Stock at a price, or securities convertible into Junior Preferred Stock with a conversion price, less than the then-current market price of the Junior Preferred Stock or (iii) upon the distribution to holders of the Junior Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Junior Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The Rights are also subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Shares of Junior Preferred Stock purchasable upon exercise of the Rights will not be redeemable.  Each share of Junior Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1 per share and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock.  In the event of liquidation, dissolution or winding up of the Company, the holders of the Junior Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate 1,000 times the payment made per share of Common Stock.  In general, each share of Junior Preferred Stock will vote together with the Common Stock and any other class or series of capital stock of the Company entitled to vote, on all matters submitted to a vote of the stockholders of the Company.  Each share of Junior Participating Preferred Stock will have 1,000 votes on all matters upon which the holders of Common Stock of the Company are entitled to vote.  The holders of the Junior Preferred Stock, voting as a separate class, shall be entitled to elect two directors if dividends on the Junior Preferred Stock are in arrears in an amount equal to six quarterly dividends thereon.  Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Junior Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock.  These rights are protected by customary antidilution provisions.

Because of the nature of the Junior Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Junior Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights that have become void (as described below), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of Common Stock having a market value of two times the Purchase Price.  Notwithstanding the foregoing, following the time any person or group of affiliated or associated persons becomes an Acquiring Person, all Rights that are, or under certain circumstances specified in the Rights Agreement were, beneficially owned by any Acquiring Person or its affiliates or associates will be null and void.

In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights that have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the Purchase Price.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of beneficial ownership of shares of Common Stock having 50% or more of the total voting power of all shares of Common Stock then outstanding or the occurrence of an event described in the prior paragraph, the Board of Directors of the Company may exchange the Rights (other than Rights that have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Junior Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional shares of Junior Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Junior Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Junior Preferred Stock on the last trading day prior to the date of exercise.

At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”).  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. In addition, if a Qualified Offer (as described below) is made, the holders of record of outstanding shares of Common Stock having 10% or more of the total voting power of all shares of Common Stock then outstanding (or their duly authorized proxy) may direct the Board of Directors of the Company to call a special meeting of stockholders to consider a resolution authorizing a redemption of all Rights.  If the special meeting is not held within ninety Business Days of being called or if, at the special meeting, the holders of outstanding shares of Common Stock having a majority of the total voting power of all shares of Common Stock outstanding as of the record date of the special meeting (other than shares held by the offeror and its affiliated and associated persons) vote in favor of the redemption of the Rights, then the Rights shall be redeemed at the Redemption Price (or the Board will take such other action as may be necessary to prevent the Rights from interfering with the consummation of the Qualified Offer).

A Qualified Offer, among other things, is an offer determined by the Board of Directors of the Company to be a fully-financed offer for all outstanding shares of Common Stock whose per share offer price exceeds the greatest of (x) the highest reported market price per share of the Common Stock, in the immediately preceding 24 months (provided that this clause (x) shall only be applicable to offers made on or prior to July 31, 2010), (y) the highest price per share of the Common Stock paid by the Person making the tender offer or any of its Affiliates during the 24 months immediately preceding the commencement of the tender offer or prior to the expiration of the tender offer, and (z) the greater of (A) an amount that is 25% higher than the 12-month moving average share price (determined as of the trading day immediately preceding the commencement of such offer) of the Common Stock and (B) an amount that is 25% higher than the closing price per share of the Common Stock on the trading day immediately preceding the commencement of such offer (provided that this clause (z) shall only be applicable to offers made after July 31, 2010).  A Qualified Offer is, among other things, conditioned upon a minimum of at least two-thirds of the outstanding shares of Common Stock not held by the offeror (and its affiliated and associated persons) being tendered and not withdrawn, with a commitment to acquire all shares of Common Stock not tendered for the same consideration.  If the Qualified Offer includes non-cash consideration, such consideration must consist solely of freely-tradeable common stock of a publicly traded company, and the board and its representatives must be given access to conduct a due diligence review of the offeror to determine whether the consideration is fair and adequate.  A Qualified Offer must also remain open for at least 120 Business Days following commencement.

Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Company may, except with respect to a decrease in the Redemption Price, amend the Rights Agreement in any manner.  After the Rights are no longer redeemable, the Company may, except with respect to a decrease in the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than an Acquiring Person, the affiliates or associates of an Acquiring Person, or a holder whose Rights have become void).

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement and the Certificate of Designation for the Junior Preferred Stock has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated April 23, 2009.  A copy of the Rights Agreement and the Certificate of Designation are available free of charge from the Company.  This summary description of the Rights and Junior Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and Certificate of Designation, as the same may be amended from time to time, which are hereby incorporated herein by reference.